Exhibit 99.1

PRESS RELEASE

Contact:	Robert McPherson Senior Vice President, CFO 954-202-4000

METALS USA ANNOUNCES END OF “GO-SHOP” PERIOD, TERMINATION OF

ANTITRUST WAITING PERIOD AND RECORD DATE AND MEETING DATE FOR

SPECIAL MEETING OF STOCKHOLDERS

March 11, 2013 – FORT LAUDERDALE, FL. – Metals USA Holdings Corp. (NYSE:MUSA) today announced the expiration of the 30 day “go-shop” period pursuant to the terms of the previously announced merger agreement, entered into on February 6, 2013, among Metals USA Holdings Corp. (“Metals USA”), Reliance Steel & Aluminum Co. (“Reliance”) and RSAC Acquisition Corp., a wholly-owned subsidiary of Reliance (“Merger Sub”). Pursuant to the terms of the agreement, Metals USA stockholders will be entitled to receive $20.65 per share in cash upon consummation of the merger.

Under the terms of the merger agreement, Metals USA had the right to solicit alternative acquisition proposals from third parties until 11:59 p.m., Eastern time on March 8, 2013, a period of 30 calendar days after the execution of the merger agreement. During the “go-shop” period, Metals USA and its financial advisor, Goldman, Sachs & Co., at the direction of Metals USA’s board of directors, contacted 67 potential alternative financial and strategic acquirors. None of the prospective buyers contacted during the “go-shop” period indicated an interest in submitting a proposal to acquire Metals USA, and no other person has made an unsolicited inquiry or proposal.

Metals USA also announced that it has received notice from the Federal Trade Commission granting early termination of the mandatory waiting period under the Hart-Scott Rodino Antitrust Improvements Act, receipt of which was a condition to consummation of the merger.

Metals USA expects to file shortly with the Securities and Exchange Commission (the “SEC”) definitive proxy materials related to the special meeting of Metals USA’s stockholders to vote on a proposal to adopt the merger agreement. Metals USA has established a record date and a meeting date for the special meeting of its stockholders to consider and vote upon the proposal to adopt the merger agreement. Metals USA stockholders of record at the close of business on March 4, 2013 will be entitled to receive notice of the special meeting and to vote at the special meeting. The special meeting will be held at The Westin Fort Lauderdale, 400 Corporate Dr., Fort Lauderdale, FL 33334 on Wednesday, April 10, 2013, at 11:00 a.m., Eastern time.

The parties currently expect to complete the merger during the second quarter of 2013, subject to satisfaction of the closing conditions, including receipt of Metals USA stockholder approval.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit Metals USA’s website at www.metalsusa.com. The information contained in this release is limited and Metals USA encourages interested parties to read Metals USA’s reports and other statements which are on file with the SEC for more complete information about Metals USA. Additionally, copies of Metals USA’s filings with the SEC, together with press releases and other information investors may find of interest, can be found at Metals USA’s website at www.metalsusa.com under “Investor Relations.”

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements, as defined under the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends, “ “plans, “ “projects,” “believes,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements concerning the proposed merger transaction between Metals USA and Reliance. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, those disclosed in Metals USA’s filings with the SEC. There can be no assurance that the proposed merger transaction will be consummated. As a result, these statements speak only as of the date that they were made, and Metals USA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger between Metals USA. Metals USA will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed merger. Investors and security holders are urged to read the proxy statement and other documents relating to the acquisition when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Metals USA files with the SEC (when available) from the SEC’s website at www.sec.gov and Metals USA’s website at www.metalsusa.com. In addition, the proxy statement and other documents filed by Metals USA with the SEC (when available) may be obtained from Metals USA free of charge by directing a request to Metals USA Holdings Corp., Corporate Secretary, 2400 E. Commercial Blvd., Suite 905, Ft. Lauderdale, FL 33308, telephone: (954) 202-4000.

Metals USA and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Metals USA’s stockholders with respect to the proposed acquisition of Metals USA by Reliance. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Metals USA’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 14, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 11, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of Metals USA by Reliance will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Metals USA’s website at www.metalsusa.com.

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